Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2019, relating to the consolidated financial statements of Vermilion Energy Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 40-F of the Company for the year ended

December 31, 2018.

/s/ Deloitte LLP

Chartered Professional Accountants
Calgary, Canada
July 25, 2019